EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On March 13, 2007, Ad.Venture, Purchaser and 180 Connect entered into the arrangement, whereby Purchaser will acquire all the outstanding 180 Connect common shares in exchange for either shares of Ad.Venture common stock, exchangeable shares of Purchaser (and certain ancillary rights) or a combination of shares of Ad.Venture common stock and exchangeable shares of the Purchaser (and certain ancillary rights). On August 24, 2007, the Company consummated the plan of arrangement. As part of the arrangement, which is discussed in greater detail below, all outstanding options to purchase 180 Connect common shares were exchanged for options to purchase Ad.Venture common stock. Ad.Venture assumed all of 180 Connect’s obligations pursuant to 180 Connect’s outstanding warrants, stock appreciation rights and convertible debentures. On consummation, 180 Connect became an indirect subsidiary of Ad.Venture and Ad.Venture changed its name to “180 Connect Inc.”
     The following unaudited pro forma condensed combined balance sheet combines the historical balance sheet of Ad.Venture and the consolidated balance sheet of 180 Connect as of June 30, 2007, giving effect to the arrangement as if it had been consummated on June 30, 2007. The following unaudited pro forma condensed combined statement of operations for the twelve-month period ended December 31, 2006 combines the statement of operations of Ad.Venture for the twelve-month period ended December 31, 2006 with the consolidated statement of operations of 180 Connect for its year ended December 31, 2006, giving effect to the arrangement as if it had occurred at January 1, 2006. The following unaudited pro forma condensed combined statement of operations for the six-month period ended June 30, 2007 combines the statement of operations of Ad.Venture for the six-month period ended June 30, 2007 with the consolidated statement of operations of 180 Connect for the six months ended June 30, 2007, giving effect to the arrangement as if it had occurred at January 1, 2006.
     We are providing the following information to aid you in your analysis of the financial aspects of the arrangement. We derived the historical financial information of Ad.Venture from (i) the audited financial statements of Ad.Venture for the period from April 7, 2005 (inception) to March 31, 2006, (ii) the audited financial statements of Ad.Venture as of and for the year ended March 31, 2007, (iii) the unaudited financial statements of Ad.Venture for the period from April 7, 2005 (inception) to December 31, 2005, (iv) the unaudited financial statements of Ad.Venture for the nine months ended December 31, 2006, and (v) the unaudited financial statements for Ad.Venture for the three months ended June 30, 2007. The unaudited statement of operations information of Ad.Venture for the twelve-month period ended December 31, 2006 is derived by adding Ad.Venture’s unaudited statement of operations for the nine months ended December 31, 2006 to the audited statement of operations for the period from April 7, 2005 (inception) to March 31, 2006 and subtracting therefrom Ad.Venture’s unaudited statement of operations for the period from April 7, 2005 (inception) to December 31, 2005. The unaudited statement of operations information of Ad.Venture for the six-month period ended June 30, 2007 is derived by adding Ad.Venture’s unaudited statement of operations for the three months ended June 30, 2007 to the audited statement of operations for the year ended March 31, 2007 and subtracting Ad.Venture’s unaudited statement of operations for the nine months ended December 31, 2006. We derived the historical financial information of 180 Connect for the year ended December 31, 2006 from the audited consolidated financial statements of 180 Connect for the year ended December 31, 2006, included elsewhere in this Current Report on Form 8-K. We derived the historical financial information of 180 Connect for the six months ended June 30, 2007 from the unaudited consolidated financial statements of 180 Connect for the six months ended June 30, 2007, included elsewhere in this Current Report on Form 8-K.
     This information should be read together with 180 Connect’s audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of 180 Connect and other financial information included elsewhere in this Current Report on Form 8-K.
     The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the arrangement, are factually supportable and are expected to have a continuing impact on the combined results. Accordingly the adjustments presented on the pro forma condensed combined financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the arrangement.

     The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies been combined for the periods presented or the future results that the combined company will experience. Ad.Venture and 180 Connect have not had any historical relationships prior to the arrangement. Accordingly, no pro forma adjustments were required to eliminate activities among the companies. The historical financial statements of the registrant will be the historical financial statements of 180 Connect.
     Upon completion of the arrangement, each 180 Connect common share will be exchanged for 0.60 shares of Ad.Venture common stock or 0.60 exchangeable shares of Purchaser (and certain ancillary rights). Each exchangeable share will be exchangeable for one share of Ad.Venture common stock. Only 180 Connect shareholders who are Canadian residents may elect to receive exchangeable shares. The exchangeable shares will entitle holders to dividends and other rights that are substantially economically equivalent to those of holders of shares of Ad.Venture common stock. Holders of exchangeable shares will also have the right, through a voting trust arrangement, to vote at meetings of Ad.Venture stockholders. The exchangeable share structure is designed to provide an opportunity for shareholders of 180 Connect that are eligible Canadian residents and who validly make the required tax election to achieve a deferral of Canadian tax on any accrued capital gain on their 180 Connect common shares in certain circumstances until redemption or purchase of such exchangeable shares pursuant to its terms. Based on the number of Ad.Venture shares of common stock and 180 Connect common shares outstanding as of the consummation of the arrangement, 16,422,442 million shares of Ad.Venture common stock and/or exchangeable shares, representing 63.2% of the combined company’s voting interests has been issued to 180 Connect shareholders in connection with the arrangement.
     The arrangement will be accounted for under the reverse acquisition application of the equity recapitalization method of accounting in accordance with U.S. GAAP for accounting and financial reporting purposes. Under this method of accounting, Ad.Venture will be treated as the “acquired” company for financial reporting purposes. In accordance with guidance applicable to these circumstances, the arrangement will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the arrangement will be treated as the equivalent of 180 Connect issuing stock for the net monetary assets of Ad.Venture, accompanied by a recapitalization. The net monetary assets of Ad.Venture will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The accumulated deficit of 180 Connect will be carried forward after the completion of the arrangement. Operations prior to the merger will be those of 180 Connect. Upon the completion of the arrangement, Ad.Venture adopted the fiscal year of 180 Connect, as the accounting acquiror. As a result, the fiscal year presented in these pro forma condensed combined financial statements is December 31, 2006 and the interim period is the six months ended June 30, 2007.
     As disclosed in note 24 of the 180 Connect audited financial statements for the year ended December 31, 2006, no compensation expense was recorded related to the stock appreciation rights issued to certain employees in December 2006 under the long term incentive plan because the long term incentive plan had not been approved by the shareholders. Had 180 Connect recorded compensation expense in 2006, the amount would have been approximately $5,000. The stock appreciation rights had a fair market value of approximately $0.25 million on the grant date and vest over four years. Under the arrangement, Ad.Venture assumed the obligation to issue equity upon the settlement of the stock appreciation rights at a value equivalent to the issue-date fair market value. Therefore, compensation expense will be recorded in the period the long term incentive plan was approved by the shareholders of Ad.Venture.
     The following unaudited pro forma condensed combined financial statements have been prepared based on the conversion of 9,577,709 outstanding shares of Ad.Venture common stock, which is net of 1,672,288 of shares that were not converted by shareholders.
     The exchangeable shares are substantially economically equivalent to Ad.Venture shares and can only be settled for Ad.Venture shares, accordingly, such exchangeable shares have been presented as equity in these pro forma condensed combined balance sheets and included in the number of basic common shares outstanding.
     The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2007

			Pro Forma
	180 Connect	Ad.Venture	Adjustments		Pro Forma
	(Restated)				(Restated)
		(in thousands)
Assets
Cash	$359	$101	$52,666	A	$14,640
			(10,620	)B
			(1,050	)C
			(1,600	)D
			(5,000	)E
			(9,822	)F
			(10,394	)G
Accounts receivable	41,001				41,001
Inventory	14,765				14,765
Restricted cash	11,859				11,859
Prepaid expenses and other assets	3,795	5			3,800
Taxes receivable		229			229

Total current assets	71,779	335	14,180		86,294
Property, plant and equipment	31,942	3			31,945
Goodwill	11,034				11,034
Customer contracts, net	23,232				23,232
Deferred tax asset	242				242
Other assets	4,724		(680	)G	4,044
Investments held in trust account		52,666	(52,666	)A	—

Total assets	$142,953	$53,004	(39,166)		$156,791

Liabilities and Shareholders’ Equity
Accounts payable and accrued liabilities	$61,805	$859	$—		$62,664
Taxes payable		72			72
Current portion of long-term debt	35,100		5,149	G,L	35,100
			(5,149	)G

Current portion of capital lease obligations	11,823				11,823
Fair value of derivative financial instruments	7,642	10,822	(5,245	)G	13,219
Notes payable to shareholders		900	(900	)C	—

Total current liabilities	116,370	12,653	(6,145)		122,878

Tax liability	352				352
Long-term debt	8,468		(5,000	)E,L	3,468

Convertible debt	5,539		(5,539	)G	—
Long-term portion of capital leases	13,398				13,398
Common stock, and changes in Trust Account value attributable to shares subject to possible redemption, 1,799,100 shares at approximately $5.81 per share		10,625	(10,625	)F	—

Total liabilities	144,127	23,278	(27,309)		140,096
Shareholders’ Equity
Paid in capital	72,175	32,344	(8,645	)B	96,698
			803	F
			(2,618	)H
			2,639	D
Retained earnings (deficit)	(73,834)	(2,618)	(1,975	)B	(80,488)
			(150	)C
			(290	)G
			2,618	H
			(2,639	)D
			(1,600	)D
Accumulated other comprehensive income	485				485

Total shareholders’ equity (deficiency)	(1,174)	29,726	(11,857)		16,695

Total liabilities and shareholders’ equity	$142,953	$53,004	$(39,166)		$156,791

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2007

			Pro Forma
	180 Connect	Ad.Venture	Adjustments	Pro Forma
	(in thousands, except share and per-share data)
Revenue	$181,094	$—		$181,094
Expenses
Direct	164,939			164,939
General and administrative	9,748	1,630		11,378
Foreign Exchange loss (gain)	(41)			(41)
Restructuring Costs	275			275
Depreciation	5,517			5,517
Amortization of customer contracts	1,841			1,841
Interest expense (income)	6,211	(826)	154 I	5,539
Gain on sale of assets	499			499
Loss from change in fair value of derivative instruments	4,689	6,163		10,852

Income (loss) from continuing operations before income tax recovery	(12,584)	(6,967)	(154)	(19,705)
Income tax expense (recovery)	253	167		420

Income (loss) from continuing operations	$(12,837)	$(7,134)	(154)	$(20,125)

Income (Loss) per share from continuing operations
Basic				$(0.77)
Diluted				$(0.77)
Weighted average number of shares outstanding — basic				26,000,151	J
Weighted average number of shares outstanding — diluted				26,000,151	K
See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

			Pro Forma
	180 Connect	Ad.Venture	Adjustments	Pro Forma
	(in thousands, except share and per-share data)
Revenue	$335,447	$—	$—	$335,447
Expenses
Direct	301,158	—		301,158
General and administrative	19,675	512		20,187
Foreign Exchange loss (gain)	30	—		30
Restructuring Costs	893	—		893
Depreciation	13,560	—		13,560
Amortization of customer contracts	3,713	—		3,713
Interest expense (income)	10,044	(1,539)	286I	8,791
Gain on extinguishment of debt	(1,233)	—		(1,233)
Gain on sale of assets	(726)	—		(726)
Gain from change in fair value of derivative instruments	(1,364)	(3,898)		(5,262)

Income (loss) from continuing operations before income tax recovery	(10,303)	4,925	(286)	(5,664)
Income tax expense (recovery)	(1,503)	345		(1,158)

Income (loss) from continuing operations	$(8,800)	$4,580	$(286)	$(4,506)

Income (loss) per share from continuing operations
Basic				$(0.17)
Diluted				(0.17)

Weighted average number of shares outstanding — basic				26,000,151	J
Weighted average number of shares outstanding — diluted				26,000,151	K
See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following adjustments represent the pro forma adjustments giving effect to the arrangement as if it had occurred at June 30, 2007 with respect to the unaudited pro forma condensed combined balance sheets and January 1, 2006 with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007.
A.	Reflects the release of Ad.Venture’s restricted cash held in trust and the transfer of the balance to cash.

B.	Gives effect to the payment of $8.645 million of estimated costs payable in cash directly attributable to the arrangement. The estimated costs include $4.045 million in legal and accounting fees payable by Ad.Venture and 180 Connect, $3.0 million in financial advisory fees payable by 180 Connect and $1.6 million in deferred underwriting fees payable by Ad.Venture. As the arrangement is being treated as the equivalent of 180 Connect issuing stock for the net monetary assets of Ad.Venture, these costs are charged to equity. In addition, this gives effect to the payment of $1.975 million in bonuses to certain of 180 Connect’s directors and officers, which are charged to retained earnings (deficit) in the pro forma financial statements.

C.	Gives effect to the payment of $900,000 of notes payable to shareholders and $150,000 to cover operating expenses.

D.	On July 2, 2007, Laurus and 180 Connect entered into an amendment of the existing 180 Connect credit facility, whereby Laurus increased 180 Connect’s revolving credit facility from $37.0 million to $45.0 million until August 24, 2007. In addition, Laurus also agreed to extend the maturity of the over-advance facility from July 31, 2007 until August 24, 2007.

Pursuant to this amendment, 180 Connect issued to Laurus 1,000,000 warrants with a five year term and an exercise price of $2.61. Ad.Venture issued to Laurus warrants to purchase 250,000 shares of Ad.Venture common stock upon the completion of the arrangement on August 24, 2007 with an exercise price of $2.38. These warrants have been valued using the Black-Scholes model. Additionally, Laurus received a management fee of $200,000 and upon the closing of the arrangement received a commitment fee of $1.4 million. In the event that funds are drawn from the additional $8.0 million available under the amendment to the revolving credit facility, they would be repaid on August 24, 2007. At August 24, 2007, there was no balance outstanding under this agreement.

This pro forma adjustment reflects the recording of the warrants and the payment of the fees.

E.	On August 24, 2007 the Laurus term loan was paid down by $5.0 million without any redemption premium. This pro forma adjustment reflects the required repayment.

F.	This adjustment reflects the payout of the conversion value to the Ad.Venture common stockholders who exercised their conversion rights (1,672,288 shares at approximately $5.87 per share). The remainder of the conversion value was reclassified to stockholders’ equity.

G.	The consummation of the Arrangement Agreement constitutes an event of default as it is a fundamental transaction under 180 Connect’s convertible debt agreement. As a result, the convertible debenture has been reclassified as a current liability in the pro forma condensed combined balance sheet. The amount together with the related embedded derivatives liability amount has been increased to 120% of the convertible debenture principal amount. On August 29, 2007, the lenders exercised their right to redeem the convertible debentures in full at an amount of 120% of the outstanding principal in accordance with the terms of the convertible debenture agreement. The payment of this redemption has been reflected in this pro forma adjustment.

H.	Reflects the reclassification of Ad.Venture’s net monetary assets to paid in capital and the issuance of 16,413,620 shares of common stock at $0.0001 par value in exchange for 27,356,034 180 Connect shares of common stock.

I.	Reflects the elimination of interest income attributable to cash paid as a result of common stock subject to conversion.

J.	Reflects 11,249,997 shares of Ad.Venture common stock outstanding before the acquisition plus 16,422,442 shares issued to 180 Connect stockholders less 1,672,288 Ad.Venture shares not converted. See the table set forth below under Note K.

K.	Given the pro forma loss from continuing operations, diluted earnings per share is anti-dilutive. The table below shows the number of shares that would be outstanding if all potential dilutive instruments were exercised or converted:

AVP Shares Outstanding	11,249,997
180 Connect Shares Outstanding	16,422,442
Less: AVP Shares Not Converted	(1,672,288)

Total Shares Outstanding	26,000,151

Potentially Dilutive Securities:
PIPE Warrants	942,060
Employee Options	323,479
Laurus Warrants	600,000
Stock Appreciation Rights	167,999
AVP Warrants and Unit Options	19,350,000
AVP Warrants (issued in connection with the bridge financing)	250,000

Maximum Potential Diluted Shares Outstanding	47,633,689

L.	Reflects the restatement of the 180 Connect balance sheet as at June 30, 2007 to reclassify to current portion of long-term debt amounts previously disclosed as long-term debt in accordance with the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force Issue No.95-22, “Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement.